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                        COMMON SECURITIES GUARANTEE AGREEMENT


                             SUN HEALTHCARE GROUP, INC.


                               DATED AS OF MAY 4, 1998

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                                  TABLE OF CONTENTS

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                                                                                 PAGE
                                      ARTICLE I
                            DEFINITIONS AND INTERPRETATION

SECTION 1.1.   Definitions and Interpretation. . . . . . . . . . . . . . . . . . . .2

                                      ARTICLE II
                                      GUARANTEE

SECTION 2.1.   Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
SECTION 2.2.   Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
SECTION 2.3.   Waiver of Notice and Demand . . . . . . . . . . . . . . . . . . . . .4
SECTION 2.4.   Obligations Not Affected. . . . . . . . . . . . . . . . . . . . . . .4
SECTION 2.5.   Rights of Holders . . . . . . . . . . . . . . . . . . . . . . . . . .5
SECTION 2.6.   Guarantee of Payment. . . . . . . . . . . . . . . . . . . . . . . . .6
SECTION 2.7.   Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
SECTION 2.8.   Independent Obligations . . . . . . . . . . . . . . . . . . . . . . .6
SECTION 2.9.   Acknowledgment by Guarantor. . . . . . . . . . . . . . . . . . . . ..6

                                     ARTICLE III
                         LIMITATION OF TRANSACTIONS; RANKING

SECTION 3.1.   Limitation of Transactions. . . . . . . . . . . . . . . . . . . . . .7
SECTION 3.2.   Ranking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
                                      ARTICLE IV
                                     TERMINATION

SECTION 4.1.   Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
                                      ARTICLE V
                                    MISCELLANEOUS

SECTION 5.1.   Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . .8
SECTION 5.2.   Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
SECTION 5.3.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
SECTION 5.4.   Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
SECTION 5.5.   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

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                        COMMON SECURITIES GUARANTEE AGREEMENT


          This COMMON SECURITIES GUARANTEE AGREEMENT (the "Common Securities Guarantee"), dated as of May 4,1998, is executed and delivered by Sun Healthcare Group, Inc., a Delaware corporation (the "Guarantor"), for the benefit of the Holders (as defined herein) from time to time of the Common Securities (as defined herein) of Sun Financing I, a Delaware statutory business trust (the "Trust").

          WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of May 4, 1998, among the trustees of the Trust named therein, the Guarantor, as sponsor, and the Holders from time to time of undivided beneficial interests in the assets of the Trust, the Trust is issuing on the date hereof 426,805.25 Common Securities, having a stated liquidation amount of $25 per Common Security, designated the 7% Trust Issued Common Securities (the "Common Securities"), designated the "7% Common Securities";

          WHEREAS, as incentive for the Holders to purchase the Common Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Common Securities Guarantee, to guarantee the obligations of the Trust to the Holders on the terms and conditions set forth herein;

          WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Convertible Preferred Securities Guarantee") in substantially identical terms to this Common Securities Guarantee for the benefit of the holders of the Convertible Preferred Securities (as defined herein), except that if an Event of Default (as defined in the Indenture), has occurred and is continuing, the rights of Holders to receive Guarantee Payments (as defined herein) under this Common Securities Guarantee shall be subordinated to the rights of holders of Convertible Preferred Securities to receive Guarantee Payments (as defined in the Convertible Preferred Securities Guarantee) under the Convertible Preferred Securities Guarantee; and

          NOW, THEREFORE, in consideration of the purchase by each Holder, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Common Securities Guarantee for the benefit of the Holders.

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                                      ARTICLE I
                            DEFINITIONS AND INTERPRETATION

SECTION 1.1.   DEFINITIONS AND INTERPRETATION

          In this Common Securities Guarantee, unless the context otherwise requires:

          (a) Capitalized terms used in this Common Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

          (b) terms defined in the Declaration as at the date hereof have the same meaning when used in this Common Securities Guarantee unless otherwise defined in the Common Securities Guarantee;

          (c) a term defined anywhere in this Common Securities Guarantee has the same meaning throughout;

          (d) all references to "the Common Securities Guarantee" or "this Common Securities Guarantee" are to this Common Securities Guarantee as modified, supplemented or amended from time to time;

          (e) all references in this Common Securities Guarantee to Articles and Sections are to Articles and Sections of this Common Securities Guarantee unless otherwise specified;

          (f) a term defined in the Trust Indenture Act of 1939, as amended, has the same meaning when used in this Common Securities Guarantee, unless otherwise defined in this Common Securities Guarantee or unless the context otherwise requires;

          (g)  a reference to the singular includes the plural and vice versa;

          (h) a reference to any Person shall include its successors and assigns;

          (i) a reference to any agreement or instrument shall mean such agreement or instrument as supplemented, modified, amended, or amended and restated, and in effect from time to time; and

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          (j)  a reference to any statute, law, rule or regulation, shall include any amendments thereto applicable to the relevant Person, and any successor statute, law, rule or regulation.

          "Convertible Preferred Securities" means the securities representing preferred undivided beneficial interests in the assets of the Trust.

          "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Common Securities, to the extent not paid or made by the Trust: (i) any accrued and unpaid Distributions (as defined in the Declaration) that are required to be paid on the Common Securities to the extent the Trust has funds available therefor, (ii) the redemption price, with respect to any Common Securities called for redemption by the Trust (the "Redemption Price"), to the extent the Trust has funds available therefor, and
(iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Convertible Debentures to the Holders or the redemption of all the Common Securities (as provided in the Declaration)), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Common Securities to the date of payment to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to Holders upon the liquidation of the Trust (in either case, the "Liquidation Distribution").

          "Holder" shall mean any holder, as registered on the books and records of the Trust, of any Common Securities.

          "Indenture" means the Indenture dated as of May 4, 1998, among the Guarantor and The Bank of New York, as trustee, pursuant to which the Convertible Debentures are to be issued to the Property Trustee (as defined in the Indenture) of the Trust.

          "Indenture Event of Default" means an event of default as defined in the Indenture.

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                                      ARTICLE II
                                      GUARANTEE

SECTION 2.1.   GUARANTEE

          The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert, the Guarantee Payments, without duplication. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Trust to pay such amounts to the Holders.

SECTION 2.2.   SUBORDINATION

          Upon the occurrence and during the continuation of an Event of Default under the Indenture, holders of Convertible Preferred Securities shall have priority over Holders with respect to distributions and payments on liquidation, redemption and otherwise.

SECTION 2.3.   WAIVER OF NOTICE AND DEMAND

          The Guarantor hereby waives notice of acceptance of this Common Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 2.4.   OBLIGATIONS NOT AFFECTED

          The obligations, covenants, agreements and duties of the Guarantor under this Common Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Common Securities to be performed or observed by the Trust;

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          (b) the extension of time for the payment by the Trust of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Common Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Common Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Convertible Debentures or any extension of the maturity date of the Convertible Debentures permitted by the Indenture);

          (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Common Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

          (e) any invalidity of, or defect or deficiency in, the Common Securities;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 2.4 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

          There shall be no obligation of the Holders or any other Persons to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 2.5.   RIGHTS OF HOLDERS

          The Guarantor expressly acknowledges that any Holder may directly institute a legal proceeding against the Guarantor to enforce the obligations of the

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Guarantor under this Common Securities Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other Person or entity.

SECTION 2.6.   GUARANTEE OF PAYMENT

          This Common Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 2.7.   SUBROGATION

          The Guarantor shall be subrogated to all (if any) rights of the Holders against the Trust in respect of any amounts paid to such Holders by the Guarantor under this Common Securities Guarantee; PROVIDED, HOWEVER, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Common Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Common Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 2.8.   INDEPENDENT OBLIGATIONS

          The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Common Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Common Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 2.4 hereof.

SECTION 2.9.   ACKNOWLEDGMENT BY GUARANTOR

          The Guarantor acknowledges its obligation to issue and deliver common stock upon the conversion of the Common Securities.

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                                     ARTICLE III
                         LIMITATION OF TRANSACTIONS; RANKING

SECTION 3.1.   LIMITATION OF TRANSACTIONS

          So long as any Common Securities remain outstanding, if (i) the Company has exercised its option to defer interest payments on the Convertible Debentures by extending the interest payment period and such extension shall be continuing, (ii) if there shall have occurred any Event of Default under this Common Securities Guarantee, or (iii) there shall have occurred and be continuing any event that, with the giving of notice or the lapse of time or both, would constitute an Indenture Event of Default, then the Guarantor has agreed (a) not to declare or pay dividends on, make a distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of common stock in connection with the satisfaction by the Guarantor of its obligations under any employee benefit plans or the satisfaction by the Guarantor of its obligations pursuant to any contract or security requiring the Guarantor to purchase shares of common stock, (ii) as a result of a reclassification of the Guarantor's capital stock or the exchange or conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock or (iii) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged (or make any guarantee payments with respect to the foregoing), (b) not to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank PARI PASSU with or junior to the Convertible Debentures (except by conversion into or exchange for shares of its capital stock), and (c) not to make any guarantee payments with respect to the foregoing (other than pursuant to this Common Securities Guarantee).

SECTION 3.2.   RANKING

          (a) This Common Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior to all other liabilities of the Guarantor except any liabilities that may be PARI PASSU expressly by their terms, (ii) PARI PASSU with the most senior preferred stock issued from time to time by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock or preferred securities of any affiliate of the Guarantor and
(iii) senior to the Guarantor's common stock.

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          (b) The holders of any obligations of the Guarantor that are senior in priority to the obligations under this Common Securities Guarantee will be entitled to all of the rights inuring to the holders of "Senior Indebtedness" under Article 12 of the Indenture, and the holders of the Common Securities will be subject to all of the terms and conditions of such Article 12 with respect to any claims or rights hereunder with the same effect as though fully set forth herein.


                                      ARTICLE IV
                                     TERMINATION

SECTION 4.1.   TERMINATION

          This Common Securities Guarantee will terminate as to each Holder upon
(i) full payment of the Redemption Price of the Common Securities;(ii) the distribution of the Guarantor's common stock to the Holders in respect of the conversion of the Convertible Preferred Securities into the Guarantor's common stock or the distribution of the Convertible Debentures (as defined in the Declaration) to the Holders of all of the Common Securities; or (iii) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. Notwithstanding the foregoing, this Common Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Common Securities or under this Common Securities Guarantee.


                                      ARTICLE V
                                    MISCELLANEOUS

SECTION 5.1.   SUCCESSORS AND ASSIGNS

          All guarantees and agreements contained in this Common Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Common Securities then outstanding.

SECTION 5.2.   AMENDMENTS

          Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no vote will be required), this Common Securities

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Garantee may be amended only with the prior approval of the Holders of at least a majority in liquidation amount of all the outstanding Common Securities. The provisions of Section 11.2 of the Declaration with respect to meetings of Holders of the Securities apply to the giving of such approval.

SECTION 5.3.   NOTICES

          All notices provided for in this Common Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, sent by facsimile or courier or mailed by registered or certified mail, as follows:

          (a) if given to the Trust, in care of the Administrative Trustees at the Trust's mailing address set forth below (or such other address as the Trust may give notice of to the Holders):

               Sun Financing I
               101 Sun Avenue, N.E.
               Albuquerque, New Mexico 87109
               Attention:  Robert F. Murphy, Esq.
                           Senior Vice President,
                              General Counsel and Secretary

          (b) if given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders):

               Sun Healthcare Group, Inc.
               101 Sun Avenue, N.E.
               Albuquerque, New Mexico 87109
               Attention:  Robert F. Murphy, Esq.
                           Senior Vice President,
                              General Counsel and Secretary

          (c) if given to any Holder, at the address set forth on the books and records of the Trust.

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          All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by registered or certified first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 5.4.   BENEFIT

          This Common Securities Guarantee is solely for the benefit of the Holders and is not separately transferable from the Common Securities.

SECTION 5.5.   GOVERNING LAW

          THIS COMMON SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

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          THIS COMMON SECURITIES GUARANTEE AGREEMENT is executed as of the day and year first above written.

                               SUN HEALTHCARE GROUP, INC.,
                               as Guarantor



                               By: /s/ Robert D. Woltil
                                  --------------------------------
                               Name: Robert D. Woltil
                               Title:  Chief Financial Officer